Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Name	Where Incorporated

Berg General Partner Corp.	British Columbia, Canada
Berg Metals Limited Partnership	British Columbia, Canada
Blue Pearl Mining Inc.	British Columbia, Canada
Cyprus Thompson Creek Mining Company	Nevada, USA
Endako Mine General Partner Corp.	British Columbia, Canada
Endako Limited Partnership	British Columbia, Canada
Howards Pass General Partner Corp.	British Columbia, Canada
Howards Pass Metals Limited Partnership	British Columbia, Canada
Langeloth Metallurgical Company LLC	Colorado, USA
Long Creek Mining Company	Nevada, USA
Maze Lake General Partner Corp.	British Columbia, Canada
Maze Lake Metals Limited Partnership	British Columbia, Canada
Mount Milligan General Partner Corp.	British Columbia, Canada
Mount Milligan Limited Partnership	British Columbia, Canada
Terrane Metals Corp.	British Columbia, Canada
Thompson Creek Metals Company USA	Colorado, USA
Thompson Creek Mining Co.	Colorado, USA
Thompson Creek Mining Ltd.	Yukon, Canada
Thompson Creek Services ULC	British Columbia, Canada